Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91550 and No. 33-46124) pertaining to the General Employment Enterprises, Inc. Stock Option Plans of our report dated November 17, 1995, with respect to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in the Annual Report (Form 10-KSB) for the year ended September 30, 1995.



                              /s/  Ernst & Young LLP

December 19, 1995